Schedule A
To the
Sub-Advisory Agreement
by and between
Exchange Traded Concepts LLC
and
Index Management Solutions LLC

As of March 2, 2012,
as amended October 1, 2013

(additions are included in bold and underlined)

EXCHANGE TRADED CONCEPTS TRUST

Yorkville High Income MLP ETF
Yorkville High Income Composite MLP ETF
Yorkville High Income Infrastructure MLP ETF
Forensic Accounting ETF
VelocityShares Equal Risk Weighted Large Cap ETF
YieldShares High Income ETF (formerly Sustainable North American Oil Sands ETF)
Robo-StoxTM Global Robotics and Automation Index ETF

Agreed and Accepted:

ADVISER:                                                                                SUB-ADVISER:

Exchange Traded Concepts, LLC		Index Management Solutions LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Michael Gompers

Name:	J. Garrett Stevens	Name:	Michael Gompers

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Schedule B
to the
Sub-Advisory Agreement
by and between
Exchange Traded Concepts LLC
and
Index Management Solutions LLC

(additions are included in bold and underlined)

As of October 1, 2013

A.           Sub-Advisory Fee.  Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as follows:

Fund	Fee
Yorkville High Income MLP ETF	The greater of 5.5 bps or $10,000 annual minimum
Yorkville High Income Composite MLP ETF	The greater of 5.5 bps or $10,000 annual minimum
Yorkville High Income Infrastructure MLP ETF	The greater of 5.5 bps or $10,000 annual minimum
Forensic Accounting ETF	The greater of 4.5 bps or $10,000 annual minimum
VelocityShares Equal Risk Weighted Large Cap ETF	The greater of 5.5 bps or $10,000 annual minimum
YieldShares High Income ETF (formerly Sustainable North American Oil Sands ETF)	The greater of 4.5 bps or $10,000 annual minimum
Robo-StoxTM Global Robotics and Automation Index ETF	The greater of 7.5 bps or $15,000 annual minimum

Agreed and Accepted:

ADVISER:                                                                                SUB-ADVISER:

Exchange Traded Concepts, LLC		Index Management Solutions LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Michael Gompers

Name:	J. Garrett Stevens	Name:	Michael Gompers

Title:	Chief Executive Officer	Title:	Chief Executive Officer